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                                                                   Exhibit 3(b)

                                AMENDMENT NO. 1
                                      TO
                  AMENDED AND RESTATED DISTRIBUTION AGREEMENT

       THIS AMENDMENT No. 1 (the "Amendment"), dated as of April 30, 2015, is by and between The Variable Annuity Life Insurance Company (the "Company") and AIG Capital Services, Inc. (as the successor-in-interest to American General Distributors, Inc.) ("ACS" or the "Distributor") (collectively, the "Parties").

       WHEREAS, the Parties have entered into that certain Amended and Restated Distribution Agreement effective January 1, 2002 (the "Agreement"); and

       WHEREAS, pursuant to the TWELFTH paragraph of the Agreement, the Parties wish to amend the Agreement for the purpose of adding additional products to Schedule A thereto.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

    1. Schedule A to the Agreement is deleted in its entirety and is replaced by the revised Schedule A attached hereto.

    2. Except as specifically modified by this Amendment, the Agreement shall remain in full force and effect and all capitalized terms not defined in this Amendment shall have the same meaning as in the Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:     /s/ THOMAS M. WARD
        ----------------------------------------
Name:   Thomas M. Ward
Title:  Vice President

AIG CAPITAL SERVICES, INC.

By:     /s/ JAMES NICHOLS
        ----------------------------------------
Name:   James Nichols
Title:  President

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                                                                   Exhibit 3(b)


                                  SCHEDULE A

                  The Variable Annuity Life Insurance Company
                           Variable Annuity Products
          Covered by the Agreement to which this Schedule is attached

Group Unit Purchase (GUP)
Impact (no new groups)
Independence Plus (no new groups)
Potentia
Portfolio Director
Portfolio Director 2
Portfolio Director Plus
Equity Director
VALIC Polaris Platinum Elite Variable Annuity
VALIC Polaris Choice Elite Variable Annuity